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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Nabors Industries, Inc. on Form S-3 (File No. 333-25233) of our report dated August 22, 1997, on our audit of the financial statements of Ward Drilling Company, Inc. as of December 31, 1996 and for the year then ended, which report is included in Nabors Industries, Inc.'s current report on Form 8-K dated March 1, 1999. We also consent to the reference to our firm under the captions "Experts".



                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                      PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 1, 1999